ASYMmetric ETFs Trust N-1A/A

Exhibit 99(j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form N-1A of our report dated February 12, 2021, relating to the financial statement of ASYMshares® ASYMmetric 500 ETF, a series of ASYMmetric ETFs Trust, as of February 2, 2021, and to the references to our firm under the heading “Other Service Providers” in the Prospectus and Statement of Additional Information.

/s/ Cohen & Company, Ltd.

Cohen & Company, Ltd.

Cleveland, Ohio

February 12, 2021